                                                                     EXHIBIT 99

                            SPRINGS INDUSTRIES, INC.

            PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

     The following unaudited pro forma balance sheet and statement of operations reflect the combined financial position and results of operations of
Springs and Dundee. The information contained therein has been derived from historical data included in the Springs and Dundee financial statements, and should be read in conjunction therewith. The pro forma balance sheet at December 31, 1994 assumes that the acquisition of Dundee occurred on that date. The pro forma statement of operations assumes that the acquisition of Dundee was completed on January 2, 1994.

     The pro forma adjustments related to the Merger reflected in the following balance sheet and statement of operations reflect the application of purchase accounting and are based on the actual number of shares of Dundee Common Stock converted into cash of 8,388 and the actual number of shares converted into stock of 38,334. The conversion of 38,334 shares of outstanding Dundee Common Stock into Springs Class A Common Stock is based on the maximum Reported Market Price under the Merger Agreement, which is $38.50 per share, or 65.58442 shares. The fair value of the number of shares of Springs Class A Common Stock issued reflects a fair value of $39.125 per share at the date of acquisition. The six shares of Dundee Common Stock which elected to seek appraisal rights have been treated as having received cash.

     The pro forma financial information is not necessarily indicative of the results which actually would have occurred had the transaction been in effect on the date and for the period indicated or which may result in the future. Further, the pro forma financial information does not reflect the potential acquisition by Springs of substantially all of the assets of Dawson Home Fashions, Inc., which would not have a material effect on Springs.

                            SPRINGS INDUSTRIES, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1994

                                                                          PRO FORMA
                                                                         ADJUSTMENTS
                                           SPRINGS          DUNDEE        INCREASE             PRO FORMA
                                         (HISTORICAL)    (HISTORICAL)    (DECREASE)             COMBINED
                                         ------------    ------------    -----------           ----------
                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............  $       769      $  2,360      $    (1,438)(a)(n)    $    1,691
  Accounts receivable...................      312,739        45,276               --              358,015
  Inventories...........................      264,161        53,709           22,175(b)           340,045
  Other.................................       39,335           845           (5,446)(a)(c)(d)     34,734
                                         ------------    ------------    -----------           ----------
          Total current assets..........      617,004       102,190           15,291              734,485
                                         ------------    ------------    -----------           ----------
Property, plant and equipment...........    1,253,060       122,989          (78,801)(e)(o)     1,297,248
  Accumulated depreciation..............     (697,810)      (65,334)          65,334(e)          (697,810)
                                         ------------    ------------    -----------           ----------
     Property, plant, and equipment,
       net..............................      555,250        57,655          (13,467)(o)          599,438
                                         ------------    ------------    -----------           ----------
Other assets and deferred charges.......      116,789         5,097            1,971(c)(f)        123,857
                                         ------------    ------------    -----------           ----------
          Total.........................  $ 1,289,043      $164,942      $     3,795           $1,457,780
                                            =========     =========        =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current
     maturities of long-term debt.......  $    32,418      $  8,200      $        --           $   40,618
  Accounts payable and accrued
     liabilities........................      211,538        12,739            2,503(c)(g)        226,780
                                         ------------    ------------    -----------           ----------
          Total current liabilities.....      243,956        20,939            2,503              267,398
                                         ------------    ------------    -----------           ----------
Noncurrent liabilities:
  Long-term debt........................      265,384        19,715           21,195(o)           306,294
  Long-term benefit plans and deferred
     compensation.......................      144,967         2,760            4,304(h)           152,031
  Deferred income taxes and other
     deferred credits...................       50,645            --           (1,044)(c)           49,601
                                         ------------    ------------    -----------           ----------
          Total noncurrent
            liabilities.................      460,996        22,475           24,455              507,926
                                         ------------    ------------    -----------           ----------
Shareholders' equity:
  Class A common stock ($0.25 par
     value).............................        2,471            --              629(o)             3,100
  Class B common stock ($0.25 par
     value).............................        1,958            --               --                1,958
  Dundee common stock ($25.00 par
     value).............................           --         1,168           (1,168)(m)               --
  Additional paid-in capital............       11,413                         97,736(o)           109,149
  Retained earnings.....................      568,403       120,360         (120,360)(m)          568,403
  Treasury stock, at cost...............       (2,602)           --               --               (2,602)
  Currency translation adjustment.......        2,448            --               --                2,448
                                         ------------    ------------    -----------           ----------
     Shareholders' equity...............      584,091       121,528          (23,163)             682,456
                                         ------------    ------------    -----------           ----------
          Total.........................  $ 1,289,043      $164,942      $     3,795           $1,457,780
                                            =========     =========        =========            =========

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                            SPRINGS INDUSTRIES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994*


                                                                               PRO FORMA
                                                                               ADJUSTMENTS
                                             SPRINGS            DUNDEE         INCREASE       PRO FORMA
                                           (HISTORICAL)      (HISTORICAL)      (DECREASE)      COMBINED
                                           ------------      ------------      ---------      ----------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales................................   $ 2,068,911        $272,070         $    --       $2,340,981
                                           ------------      ------------      ---------      ----------
  Cost of goods sold.....................     1,632,489         237,858          (7,598)(i)    1,862,749
  Selling, general and administrative
     expenses............................       300,580          30,683               3(j)       331,266
                                           ------------      ------------      ---------      ----------
     Operating income....................       135,842           3,529           7,595          146,966
  Interest expense.......................        29,253           1,731           1,431(k)        32,415
  Other (income) expense.................          (123)          1,829              --            1,706
                                           ------------      ------------      ---------      ----------
Income before income taxes...............       106,712             (31)          6,164          112,845
Income tax provision.....................        44,485             163           2,438(l)        47,086
                                           ------------      ------------      ---------      ----------
Net income (loss)........................   $    62,227        $   (194)        $ 3,726       $   65,759
                                              =========       =========        ========        =========
Net income per share.....................   $      3.50                                       $     3.24
                                              =========                                        =========

* For purposes of this presentation, the Dundee Historical and Pro Forma results for the year ended December 31, 1994 include the results for Dundee's August 31, 1994 fiscal year with the addition of results for the period from September 1 through December 31, 1994 and the deduction of the results for the similar period in 1993.

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                            SPRINGS INDUSTRIES, INC.

              NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

     The following pro forma adjustments (in thousands) have been applied to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations of Springs Industries, Inc.
and Dundee Mills, Incorporated to give effect to the Merger as if it had occurred on December 31, 1994 and January 2, 1994, respectively:

        (a) Reflects the collection before the Effective Time by Dundee of notes receivable in the amount of $730 from Dundee shareholders in accordance with the Merger Agreement.

        (b) Represents an increase of $22,175 to restate Dundee's LIFO inventory to fair value.

        (c) Reflects deferred taxes associated with pro forma adjustments and the reclassification of deferred taxes to conform with Springs' presentation, as follows: other current assets decreased $10,390, other assets and deferred charges decreased $936, accounts payable and accrued liabilities decreased $605, and deferred income taxes and other deferred credits decreased $1,044.

        (d) Reflects the fair value of Dundee's forward cotton purchase contracts in the amount of $5,674.

        (e) Reflects the elimination of $65,334 of Dundee's property and accumulated depreciation to reflect net book value.

        (f) Reflects the fair value of $4,031 for excess funding in the qualified defined benefit plans and elimination of $1,124 of certain Dundee intangible assets.

        (g)     Reflects various accruals of $3,108 including transaction costs.

        (h) Reflects the fair value of the benefit obligation for a nonqualified defined benefit pension plan in the amount of $4,304.

        (i) Reflects the reduction of depreciation expense in the amount of $7,598 due to conforming changes in depreciation methods and depreciable lives.

        (j) Reflects the discontinuation of amortization expense relating to certain eliminated intangible assets of Dundee and the elimination of amortization (income) expense associated with nonqualified and qualified defined benefit pension plans (net expense $3).

        (k) Reflects additional interest expense of $1,431 associated with long-term debt incurred to complete the Merger.

        (l) Reflects the income tax expense at statutory federal and state rates of $2,438 associated with pro forma statements of operations adjustments.

        (m) Reflects the removal of the stockholders' equity balances of Dundee.

        (n) Reflects the payment of $2,168 in management retention compensation to be paid by Dundee immediately prior to the Effective Date of the Merger, as permitted by the Merger Agreement.

          (o) The allocation of Merger Consideration is summarized below (in thousands):

             Springs Class A Common Stock issued.............   $ 98,365
             Additional long-term debt to fund cash portion
               of Merger Consideration.......................     21,195
                                                               ----------
                       Total Merger Consideration............    119,560
                                                               ----------
             Less:
               Fair value of net assets acquired other than
                  property and equipment.....................     75,372
               Historical book value of property and
                  equipment acquired.........................     57,655
                                                               ----------
                       Total.................................    133,027
                                                               ----------
             Difference......................................   $(13,467)
                                                                ========

     The Springs Class A Common Stock issued would have a par value total of $629, and additional paid in capital would increase by $97,736 based on the fair value of Springs Class A Common Stock of $39.125 at the date of acquisition.